INDEPENDENT AUDITORS' CONSENT

We consent to the incorporation by reference in Registration Statement Nos. 333-08863, 333-32911, and 333-57331 of FEI Company on Form S-8 of our report dated February 26, 1999, appearing in the Annual Report on Form 10-K of FEI Company for the year ended December 31, 1998.


DELOITTE & TOUCHE LLP

DELOITTE & TOUCHE LLP

Portland, Oregon
March 23, 1999